REDW LLC
Certified Public Accountants






November 21, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir/Madam:

This letter is in regards to the Form 8-K filed by Mountains West Exploration, Inc. reporting the termination of our firm as their certifying accountants. We agree with the statements made by the registrant in their Form 8-K.



Sincerely,


REDW LLC


Steven T. Erickson
----------------------------
Steven T. Erickson, CPA, CVA
Chief Executive Officer,









6401 Jefferson Street NE, P.O. Box 93656, Albuquerque, NM 87199-3656 tel:(505]998-3200 fax:(505]998-3333 e-mail:redw@redw.com website: www.redw.com